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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 24, 1997, which appears on page F-2 of the 1997 Annual Report on Form 10-K of Cholestech Corporation for the year ended March 28, 1997. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 23, 1998, except as to Note 10, which is as of April 29, 1998, relating to the financial statements of Cholestech Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended March 27, 1998, listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP

San Jose, California
April 29, 1998

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